Exhibit 99.2

Conceptual rendering RIOT PLATFORMS Q3 2026 EARNINGS November 4, 2026 NASDAQ: RIOT

2 FORWARD-LOOKING STATEMENT Statements in this presentation that are not statements of historical fact are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and are not guarantees of future performance or actual results. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, but are not limited to: plans to develop data centers; the Company’s data center leases at the Rockdale site and the Corsicana site; total lease contract value over the term with and without exercising options and extension; net operating income (“NOI”) of the leases; projected delivery timelines of the sites; forecasted demand for energy at the sites; construction plans; forecasted capital expenditures and descriptions thereof; projected energization timelines; and the Company’s other plans, objectives, expectations, and intentions. Words such as “anticipates,” “believes,” “plans,” “expects,” “intends,” “will,” “potential,” “hope,” and similar expressions are intended to identify forward-looking statements; however, forward-looking statements may be made without such signifying expressions. Because such forward-looking statements reflect management’s current expectations, assumptions and estimates of future performance and economic conditions, they are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks relating to developing the Company’s power capacity for data center purposes, including construction plans, delays, supply chain issues, permitting or regulatory hurdles, and unforeseen technical challenges; our ability to attract and retain qualified third-party partners and customers; changes in leasing arrangements; risks relating to the financing of new data centers; future economic conditions, performance, or outlooks; future political conditions; the outcome of contingencies; our ability to maximize the value of our full power portfolio; rapidly changing technologies; the number and value of Bitcoin rewards and transaction fees we earn from our ongoing Bitcoin Mining operations; future self-mining hash rate capacity; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; unaudited estimates of bitcoin production; risks related to the success, schedule, cost and difficulty of integrating businesses we acquire; and our failure to realize anticipated efficiencies and strategic and financial benefits from our acquisitions. Further information regarding the factors identified by the Company’s management, which they believe may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this presentation, may be found in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks, uncertainties and other factors discussed under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q, and the other filings the Company makes with the SEC, copies of which may be obtained from the SEC’s website, www.sec.gov. In addition to these risks and those identified by the Company’s management and disclosed in the Company’s filings with the SEC, other risks, factors and uncertainties not identified by management, or which management does not presently believe to be material to the Company, its business or prospects, may also materially affect the Company’s actual future results, including in ways adverse to the Company’s business. All forward-looking statements included in this presentation are made only as of the date of this presentation, and the Company disclaims any intention or obligation to update or revise any such forward-looking statements to reflect events or circumstances that subsequently occur, or of which the Company hereafter becomes aware, except as required by law. Persons reading this presentation are cautioned not to place undue reliance on such forward-looking statements. Non-GAAP Financial Measures This presentation includes a forward-looking non-GAAP financial measure, net operating income (NOI), which the Company defines as lease revenue for a specific lease less cost of revenue. Cost of revenue, includes compensation, IT equipment and software, and other costs directly related to the lease. Management uses NOI to assess the projected operating performance of individual leases. The most directly comparable GAAP measure is segment gross profit or loss. NOI has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP results. In evaluating NOI, you should be aware that future non-reimbursable lease operating expenses may arise that are not currently known. The Company’s presentation of NOI should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. This measure excludes the impact of capital expenditures, material financial obligations, general and administrative expenses and depreciation and amortization, all of which have real economic effects and could materially affect the Company’s consolidated financial results. Definitions and calculations of NOI may vary among companies, and therefore the Company’s NOI may not be comparable to similar measures published by others. A reconciliation of NOI to operating income is not provided because NOI is only calculated for specific leases. Certain amounts cannot be reasonably estimated without unreasonable efforts because certain reconciling metrics are out of the Company’s control, and such estimates would imply a degree of precision that could be misleading to investors. For more information, please refer to our GAAP financial statements included in our most recent filings with the SEC.

TABLE OF CONTENTS S E C T I O N 2 : BUSINESS UPDATE DATA CENTERS S E C T I O N 1 : Q3 2026 KEY HIGHLIGHTS S E C T I O N 4 : Q3 2026 FINANCIAL UPDATE S E C T I O N 3 : FINANCING UPDATE 3 S E C T I O N 5 : CLOSING REMARKS

Q3 2026 K E Y HI G H L I G H T S S E C T I O N 1 : 4

• Executed lease with Frontier AI Lab for 910 MW of critical IT capacity • 15-year lease expected to generate $28B in total initial contract revenue, with two 5-year extension options which, if exercised, would lead to $54B in total potential contract revenue • 25 MW expansion exercised by AMD is on time and on budget and scheduled for full delivery in May 2027 • Finalizing AMD Lease bank project financing process • Construction and development underway with procurement processes in place to maintain delivery timelines and derisk future execution • Finalizing high investment grade credit backstop, Morgan Stanley interim facility remains in-place in the meantime • Sold down majority of BTC holdings, which continues to serve as the primary funding source for data center project development • Fully repaid $200M Coinbase credit facility with BTC sale proceeds, releasing all collateralized BTC • Maintained strong liquidity position at quarter end with $950M in total liquidity consisting of $748M of cash and $202M in BTC 1 1.Bitcoin value based on a closing price of $83,554 on September 30, 2026, sourced from Coinbase. Cash balance is as of September 30, 2026, and includes restricted cash of $79.2 million. Corsicana Lease Signed with a Frontier AI Lab Frontier AI Lab Deployment at Rockdale on Track Advancing AMD Deployment and Monetization Strong Financial Position Riot has Secured $38 Billion of Contracted Data Center Revenue in 2026 5

BUSINESS UPDATE D A T A C E N T E R S S E C T I O N 2 : 6

LONG-TERM POWERED LAND LEASE WITH FRONTIER AI LAB FOR ENTIRE CORSICANA CAMPUS

Lease provides for Riot to deliver land, powered pads, and power delivery infrastructure, Frontier AI Lab procures, installs and operates modular compute deployment

15-year powered land lease with Frontier AI Lab

- ~$28B of total initial contract value
- 910 MW of critical IT and 1.0 GW of utility load
- NNN Powered Land Lease
- Tenant responsible for reimbursement of cost of power and onsite operations

Customer-driven modular deployment

- Projected $6M per MW in total capex, capex, consisting of reimbursements to reimbursements to tenant and site work work [1,2]
- 400 MW phase 1 estimated to fully fully deliver by September 2027
- Reduced reliance on external suppliers suppliers and long lead time equipment equipment procurement
- Significant reduction in development, development, delivery, and operational operational risk

Full monetization of Corsicana Corsicana site

- $1.8B of average annualized NOI over the term
- Deployment on contiguous core 332-acre parcel
- Single tenant execution over entire site enables a streamlined, efficient deployment

Capital-efficient funding structure structure

- Riot funds site work and power infrastructure, and reimbursements to tenant of $4M per IT MW for module costs after each phase is delivered and rent commences
- Reimbursements to Tenant expected to funded with non-recourse project debt; if financing on comparable market terms is unavailable, funded through rent credits
- Riot's cash contribution funded from existing liquidity, no equity issuance is currently anticipated

1. $4M / IT MW funded by Riot as a reimbursement to tenant for tenant's actual costs.
2. Up to $2M / IT MW in site work and electrical infrastructure upgrades completed by Riot.

RIOT

7

910 MW Critical IT Capacity September 2027 400 MW Phase 1 Deployment Complete Two 5-Year Extension Options $28 Billion Total Contract Revenue 1 33% Yield on Cost Based on Average NOI over term vs. Est. Reimbursements to Tenant and Site Work 2 $6M / IT MW Reimbursements to Tenant and Site Work 2 99% Estimated NOI Margin 3 15 Year Initial Term Upon Full Deployment 4 $1.8 Billion Average Annual Rent 5 FRONTIER AI LAB CORSICANA DATA CENTER POWERED LAND LEASE OVERVIEW DEAL HIGHLIGHTS 400 MW Phase 1 Capacity On-Schedule for Delivery September 2027 TODAY Signed lease with Frontier AI Lab 400 MW Phase 1 400 MW Fully Delivered Sep 2027 600 MW Phase 2 200 MW Fully Delivered Jan 2028 910 MW Phase 3 310 MW Fully Delivered Jul 2028 1. Contract value for deployment over the entire term of the lease. Includes 3% annual escalators before amortization of reimbursements to tenant. 2. Based on estimated $6M / IT MW of reimbursements to tenant and site work. 3. Estimated NOI margin under the triple-net structure. 4. Deployment will be delivered in phases. 5. Average annual rent over the 15-year initial term from full deployment. Corsicana Site - Conceptual rendering 8

Significantly Reduced Development and Operational Requirements Derisk the Project for Riot

	RIOT	LEADING FRONTIER AI LAB
POWERED PADS	✓ Builds & Delivers Powered Pads (3 phases)	No obligation
POWER INFRASTRUCTURE	✓ Owns and maintains high & medium voltage power infrastructure	No obligation
UTILIZATION REQUIREMENTS	✓ Delivers power to the low-voltage supply of modules	✓ Pays rent on 910 MW Critical IT regardless of utilization
UTILITY POWER COSTS	Pass-through only - no markup	✓ Pays 100% of actual utility cost, including demand capacity & tariff charges
OPERATING COSTS	Riot maintains owned power infrastructure. Riot provides and Frontier AI Lab reimburses for cost of campus level perimeter security & landscape	✓ Triple net – pays all opex (including property tax, insurance, site maintenance, landscape and security)
FUTURE DESIGN CHANGES & MAINTENANCE CAPEX	No obligation outside of Riot owned power infrastructure	✓ All alterations & lifecycle capex
MODULES	Reimburses Tenant up to $3.64B	✓ Procures, Installs & Owns

RENT COMMENCEMENT Commences on delivery of each powered pad[1]

1. Rent commences when Riot delivers each powered pad. Rent commencement for each pad may be extended up to a maximum of 60 days if Frontier AI Lab modules are not yet installed at time of each powered pad delivery.

9

CORSICANA FINANCING PLAN

Lower Capex Requirements Significantly Reduce Funding Needs

SOURCES AND USES



USES
$3.6B
+$1.8B
$5.5B
Reimbursements to Tenant
$4.0M per IT MW
Site Work
$2.0M per IT MW
Total Hard Costs
910 IT MW
ILLUSTRATIVE SOURCES — BY PATH
$5.5B
Project debt
$4.4–4.9B
Riot cash $0.5–1.1B
Path A
Project debt
$5.5B
Tenant via lease $3.6B
credited against rent
Site work $1.8B
Flexibility to fund with cash and/or debt
Path B
Through the lease

PATH A Project-level debt
Non-recourse project debt of $4.4–4.9B sized to contracted rent over the entire lease, funding reimbursements to tenant and site work together (TR paid after each phase is delivered); Riot cash equity $0.5–1.1B.

PATH B Funded through the lease
Tenant funds the reimbursements as each phase is delivered, recovered as a credit against rent. Riot retains the flexibility to fund site work with cash and/or debt.

WHAT EACH PATH MEANS FOR RIOT

	PATH A · PROJECT DEBT	PATH B · THROUGH THE LEASE
Reimbursements to tenant funded by:	Non-recourse project debt, sized to contracted rent; drawn as each phase is delivered	Frontier AI Lab, recovered as a credit against rent
Riot cash equity:	$0.5–1.1B	Flexibility to fund with cash and/or debt
Riot earns:	Full contracted rent of $130/kW/month, less debt service	Contracted rent net of credits
Riot carries:	Project debt $4.4–4.9B, sized to rent over the entire lease; non-recourse	Site work funded with cash and/or debt; no TR financing
Either path:	**Riot owns the land, power and site infrastructure; the tenant funds and owns the compute; 15-year take-or-pay rent on 910 IT MW**	

$0.5–1.1B
Riot cash equity
Path A · Path B: cash and/or debt

Multiple paths to finance project capex requirements, minimizing Riot’s equity financing needs

Note: Illustrative financing. Path A: a single non-recourse project debt facility, sized to contracted rent over the entire lease, funds 80–90% of the $5.5B of hard costs ($4.4–4.9B; reimbursements to tenant at $4.0M and site work at $2.0M per IT MW); Riot cash equity represents the balance, $0.5–1.1B. Bars drawn at $2.0M per IT MW and 90% debt. Path B: tenant initially funds reimbursements, recovered as credits at an implied interest rate equivalent to 12% per year; Riot has the flexibility to fund the $1.8B of site work with cash and/or debt. TR is paid after each phase is delivered. Excludes financing fees, OID and reserves. Figures rounded.

RIOT

10

ROCKDALE SITE - PROGRESS UPDATE

FRONTIER AI LAB

Development on time and on budget for expected RFS dates

TODAY

AUG 2026	SEP 2026	NOV 2026	FEB 2027	APR 2027	DEC 2027	JUN 2028
General contractor mobilized	Demolition complete; sitework underway	Excavation, site development, and and equipment orders in progress progress	Building delivery delivery and vertical construction	Building fit out begins	RFS1 96 MW	RFS2 95 MW *(191 MW Total)*

PROGRESS UPDATES - 191 MW

Construction progressing, with the general general contractor mobilized and sitework/excavation underway

- High investment grade credit support agreement being finalized
- Project financing preparation underway in parallel with execution of credit support agreement



AMD

Continue to advance commissioning of additional phases on time and on budget

TODAY

JAN 2026	MAY 2026	SEP 2026	OCT 2026	NOV 2026	MAY 2027
Project announced	Initial 25 MW delivered; GC alignment on second 25 MW buildout	Energization complete	Commissioning began began	35 MW delivered	50 MW delivered

PROGRESS UPDATES - 50 MW

Full 50 MW remains on track for May 2027 ready-for-service

- First 25 MW commissioned and fully stabilized as of May 2026
- Development underway for second 25 MW buildout
  - 10 MW phase energized and ready for commissioning, with all major cooling equipment on site
  - Remaining 15 MW phase progressing, with cooling distribution installation and electrical testing underway, bringing the building to approximately 50 MW



RIOT

11

Portfolio Forecast

Critical IT MW Leased



RIOT
1,301 IT MW
Contract Potential
AMD Capacity
50 IT MW
AMD Expansion Capacity
150 IT MW
Rockdale
Leading Frontier AI Lab Capacity
191 IT MW
Corsicana
Leading Frontier AI Lab
Lab Capacity
910 IT MW

In 2026, Riot Has Secured $38 Billion of Contracted Data Center Revenue With Leading Players in the AI Ecosystem

	AMD (50 IT MW)	LEADING FRONTIER AI LAB (191 IT MW)	LEADING FRONTIER AI LAB (910 IT MW)	TOTAL (1,151 IT MW)
Average Annual Revenue[1]	$63 million	$451 million	$1.8 billion	$2.3 billion
Average Annual NOI[2]	$50 million	$361 – 406 million	$1.8 billion	~$2.2 billion
Total Capital Expenditures	$169 million	$2.1 – 2.3 billion	$5.5 billion[3]	$7.7 – 7.9 billion
Full Deployment[4]	May 2027	June 2028	July 2028	July 2028

1. Avg. annual revenue over initial lease term (10 / 20 / 15 yrs) from full delivery, incl. escalators; AMD straight-line. Leading Frontier AI Lab (191 IT MW) incl. O&M; Leading Frontier AI Lab (910 IT MW) before amortization of reimbursements to tenant.
2. Project NOI margins: AMD 80% (lease revenue only), Leading Frontier AI Lab (191 IT MW) 80–90%, Leading Frontier AI Lab (910 IT MW) 99% (on revenue before amortization of reimbursements to tenant).
3. Based on estimated $6.0M/IT MW in capex on 910 IT MW, including $4.0M/IT MW of reimbursements to tenant.
4. Represents the expected timeline of full capacity delivery on each respective lease shown.

RIOT

12

$5M $17M $24M $227M $701M $1.10B $1.15B $1.15B H1 ’26 H2 ’26 H1 ’27 H2 ’27 H1 ’28 H2 ’28 H1 ’29 H2 ’29 L E A S E R E V E N U E T I M E L I N E · 1 . 2 G W O F P O R T F O L I O L E A S E D SIGNED LEASES RAMP TO $2.3B OF LEASE REVENUE IN 2029 L E A S E R E V E N U E B Y H A L F - Y E A R ¹ Straig ht-line, earned in each period A MD Frontier A I Lab - C orsicana Frontier A I Lab - Rockdale M W in service 25 35 50 546 841 1,151 1,151 1,151 TODAY C O N T R A C T E D L E A S E S TEN A N T PH . RFS M W 2029 $M ● A M D 1–2 In S ervice 25 31 ● AM D 3–4 N ov ’ 26 (PH 3), May ’ 27 (PH 4) 25 32 ● Frontier A I Lab - C orsicana 1 S ep ’ 27 400 784 ● Frontier A I Lab - Rockdale 1 D ec ’ 27 96 226 ● Frontier AI Lab - C orsicana 2 Jan ’ 28 200 394 ● Frontier A I Lab - Rockdale 2 Jun ’ 28 95 226 ● Frontier A I Lab - Corsicana 3 Jul ’ 28 310 615 Total 1,151 2,307 1. Estimated lease revenue earned in each half-year, including contractual escalators averaged over the lease term. Frontier AI Lab lease revenue at Corsicana excludes amortization of reimbursements to tenant. AMD Phase 1 from February 2026; AMD Phases 3–4 at lease target delivery dates (November 2026 / May 2027). 2029 $M = calendar 2029 lease revenue by phase. MW in service at period end. 13

CAPITAL ALLOCATION

Riot's Capital Allocation Strategy is Driven by Maximizing Per-Share Per-Share Value Creation

1,151 IT MW
Contracted

$0
Equity issued in 2026

20,264 BTC
Sold in 2026 year-to-date

ONE TEST DRIVES RIOT' S CAPITAL ALLOCATION

$2B+ NOI from contracted assets

Evaluated against three uses of capital

Capital will be allocated based on maximizing per-share value creation

1 Grow the power portfolio

Build or buy energized megawatts where where value-accretive.

WHERE IT STANDS

~28% blended yield on cost on contracted projects

2 Maintain financial flexibility

Project debt non-recourse to Riot. Capital Capital recycled from one project to the to the next.

WHERE IT STANDS

Total liquidity of $950M (cash and bitcoin)

3 Return capital to shareholders

When Riot shares offer a better return than the next project, or as growth is fully funded.

WHERE IT STANDS

Continuously reviewed vs. alternatives

DECISION CRITERIA

Returns
Well above cost of capital
- Target attractive risk-adjusted returns based on tenant and tenant and lease profile

Leverage
Sized up to contracted rent
- Seek additional capital when refinancing stabilized assets

Liquidity
Ensure sufficient capital to fund announced commitments
- Maintain current sources of liquidity, and expand as the pipeline grows and contracted assets come online

Equity
Issue equity only where investment opportunities are accretive on a per-share basis
- Fund growth first through non-recourse project debt and debt and recycled capital

RIOT

Contracted capacity reflects announced leases and is subject to delivery. Blended yield on cost is average NOI on total project capital across AMD, Rockdale and Corsicana. Cash and bitcoin is as of September 30, 2026.

14

Expanding the Development Pipeline Through Multiple Verticals to Continue Scaling Deeply engaged in active deals across each of the five verticals to add new development opportunities 15 01 EXPAND ADDITIONAL CAPACITY Growth of Current Portfolio Acquire additional acreage and work with utility relationships to expand power capacity in our capacity in our existing portfolio of sites 02 BUILD GRID POWER Powered Land Acquisitions & Development Secure and develop land assets with immediate or near-term approved power capacity 03 PRODUCE SELF GENERATION Behind the Meter Solutions Own power production co-located with load to bypass grid constraints where necessary 04 ACQUIRE M&A Corporate Acquisitions Build a vertically integrated engineering, products & services platform 05 COLLABORATE STRATEGIC Partnerships Joint ventures with third parties to expand footprint, grow the pipeline, and explore new technologies

S E C T I O N 3 : 16 FINANCING UPDATE Q 3 2 0 2 6

FINANCING PRINCIPLES

Continuing to Execute Against All Four Financing Principles in a Tighter Credit Market

Market context: *higher interest rate environment, credit-led spread widening since September, and more selective lenders doing deeper diligence on tenant credit, power and delivery track record.*

PRINCIPLE	HOW WE RESPOND	EXECUTION
I — LIQUIDITY **Maximize current liquidity**	Convert bitcoin to cash ahead of committed equity needs; hold no pledged collateral; manage liquidity against each project's equity requirement.	**$950M liquidity at 9/30** 20,264 BTC sold YTD for $1.5B; $200M Coinbase facility repaid in full and all pledged BTC released
II — ACCESS **Broaden capital availability**	Lead with tenant credit, de-risked power and in-house delivery; build relationships across multiple lenders and markets to maintain diversification.	**~$750M of facilities closed or expected to close shortly** $573M Morgan Stanley interim facility; $180M AMD term loan plus delayed draw; Rockdale and Corsicana project financings in process
III — COST **Lower cost of capital**	Match the credit basis to each project: an investment-grade tenant (AMD), high investment-grade credit support (Rockdale), and a lease engineered for financeability (Corsicana).	**Targeting AMD at SOFR + 250 bps; Rockdale positioned for bond execution with high investment-grade credit support** Corsicana: take-or-pay on delivered capacity, reimbursements paid after rent commencement, financing process to launch 2027
IV — DISCIPLINE **Balance sheet management**	Non-recourse project debt sized to contracted rent; spend released as each financing closes; negotiate fixed-price and GMP contracts; cost control via in-house manufacturing and procurement.	**Project financings structured non-recourse to Riot** GMP for AMD additional 25MW, negotiating GMP for Rockdale; Corsicana reimbursements paid only after each phase delivers and pays rent

Result: No equity raised in 2026, and none currently anticipated to fund any announced project - sources ahead of equity detailed on slide 18

RIOT

17

E XPE CTE D I NCRE ME NTAL PROJE CT CAPI TAL $7.6–7.8B Corsicana $5.5B ($6.0M/IT MW on 910 IT MW) Rockdale $2.1–2.3B ($11–12M/IT MW on 191 IT MW) AMD capex financed through AMD Facility − PROJE CT-LE VE L DE BT $6.1–7.0B Non-recourse to Riot, sized to contracted rent; illustrative range of 80–90% of project capex − RI OT I LLUSTRATI VE CASH E QUI TY RANGE $0.8–1.5B Deployed with development vs NE AR-TE RM LI QUI DI TY $1.2B $0.95B cash and bitcoin and $0.11B of other anticipated inflows, plus $0.18B of proceeds from the AMD term loan on closing CUMULATI VE SOURCES VS. RI OT CASH REQUI REMENT THROUGH CORSI CANA PHASE 3 DELI VERY ( $B) Cash and bitcoin 0.95 Other inflows3 0.11 AMD term loan 0.18 Contracted rent, Corsicana Ph 1–21 $0.68 Rockdale rent(AMD & Frontier AI Lab)2 0.20 $2.12B 1.24 2.12 Rockdale 0.44 Corsicana 1.09 1.53 80% LTC Rockdale 0.33 Corsicana 0.82 1.15 85% LTC Rockdale 0.22 Corsicana 0.55 0.77 Sources 90% LTC to Corsicana Phase 3 Delivery SOURCES AHEAD OF ANY EQUI TY I SSUANCE 2 Owned land and infrastructure contributed as sponsor equity Riot-owned sites, substations and power infrastructure at Corsicana count toward lenders’ equity requirement, reducing Riot’s cash need 1 Contracted rent from commenced projects Corsicana Phases 1–2 and Rockdale rent; Corsicana Phase 3 is additional 3 Refinancing of stabilized, lease-backed assets Releases Riot equity from completed projects for the next phase 4 Future parent-level facility, such as a corporate revolver Liquidity facility to fund early-stage development costs and working capital, ahead of any project equity requirements, drawn only as needed Riot does not currently anticipate issuing equity to fund any announced project. Project debt is non-recourse and sized to contracted rent; Riot’s cash requirement is deployed over 2027–29 as each financing closes. 1. Cumulative contracted rent from final delivery of Corsicana Phase 1 (September 2027) and Phase 2 (January 2028) through delivery of Phase 3, excluding any TR, gross of project debt service, operating costs and taxes. 2 Rockdale contracted rent from October 2026 through Corsicana Phase 3 delivery (July 2028): AMD, 25 IT MW rising to 50 IT MW by May 2027 ($90M of lease rent), and Frontier AI Lab from Phase 1 commencement, 96 IT MW from December 2027 and 191 IT MW from June 2028 ($113M); gross of project debt service, operating costs and taxes. 3 Other anticipated inflows of $0.11B. Project capital, debt and Riot’s cash requirement are illustrative. Liquidity is cash of $669M, restricted cash of $79M, bitcoin of $202M at fair value at September 30, 2026. Uses assume Rockdale at $2.2B (midpoint of $11–12M/IT MW). Corsicana Phase 1–2 and Rockdale contracted rent until Corsicana Phase 3 delivery, prior to any financing costs. NOT COUNTED I N THE CHART FUNDING THE BUILD The Corsicana Lease Lowers Riot’s Capital Requirement; No Equity Issuance Currently Anticipated For Announced Projects 18

S E C T I O N 4 : 19 Q3 2026 KEY FINANCIAL HIGHLIGHTS Q 3 2 0 2 6

RIOT PLATFORMS
Q3 2026

BY THE NUMBERS

FINANCIAL METRICS

$181M
Total Revenue
1% increase year-over-year

$4M
Net Income
Reflects several non-cash charges and mark to market pricing on BTC held

$0.01
Diluted EPS
Includes D&A, SBC, unrealized gain on BTC held[1]

$191M
Adjusted EBITDA Adjusted for non-cash and unusual items[2]

DATA CENTER STATISTICS

25 MW
End-of-quarter Critical IT contracted and delivered

$18M
Total Revenue
Reflects RFS of Riot's first data center deployment & fit-out

$8M
Operating Lease Revenue
Reflects delivery of full 25 MW AMD deployment in mid-May

80%
Operating Lease Gross Margin

POWER STATISTICS

3.2 c/kWh
Net Cost of Power
Represents one of the lowest costs of power in the industry[2]

$25M
Power Credits
Equivalent to $15,067 per BTC mined

2.0 GW
Approx. Total Power Capacity
1,700 MW in Texas and 300 MW in Kentucky

BTC MINING STATISTICS

1,637
BTC Produced
Production of 17.8 BTC per day

2,418
BTC Held
Quarter-end value of $202.0M[3]

44.9 EH/s
Hash Rate Deployed Accounting for ~4.9% of the global network[4]

$39,265
Cost to Mine per Bitcoin Vertical-integration and power strategy drive low cost to mine[2]

1. Net income per share figure based on diluted shares outstanding.
2. See Appendix slides 32-33 for definitions, terms, and reconciliations.
3. Bitcoin value based on a closing price of $83,554 on September 30, 2026, sourced from Coinbase.
4. 'Global Network Hash Rate' quarter average sourced from Blockchain.com as of September 30, 2026.

20

CLOSING REMARKS S E C T I O N 5 : 21

22 Jan 2026 Announced Rockdale Rockdale land acquisition and execution of first data data center Lease with with AMD May 2026 Phased AMD deployment of 25 MW MW May 2027 Additional phased AMD deployment of of 25 MW Sep 2027 Corsicana (Phase 1) 400 MW IT Dec 2027 Phase 1 of leading Frontier AI Lab deployment of 96 MW at Rockdale Jan 2028 Corsicana Phase 2 · 200 MW January 2028 June 2028 Phase 2 of leading Frontier AI Lab deployment of 95 MW at Rockdale July 2028 Corsicana Phase 3 · 310 MW July 2028 1.2 GW of portfolio leased Existing portfolio substantially leased, future growth opportunities actively being pursued AMD Lease Phase 1-2 AMD Lease Phase 3-4 Leading Frontier AI Lab Lease Phase 1 Corsicana Lease with Frontier AI Lab Phase 1 Leading Frontier AI Lab Lease Phase 2 Corsicana Lease with Frontier AI Lab Phase 2 Corsicana Lease with Frontier AI Lab Phase 3 Total Portfolio Average NOI of ~$2.2 Billion 25 MW 50 MW 450 MW 546 MW 746 MW 841 MW ~1.2 GW 1.3 GW+

FUTURE FOCUS & THEMES EXECUTION • Deliver on AMD • Rockdale AI Lab • Corsicana delivery FINANCING • Finalize Rockdale AI Lab financing • Corsicana financing • Expand access to funding and sources of liquidity CAPITAL ALLOCATION Maximizing shareholder value by consistently assessing the most accretive use of capital, whether that is developing the power pipeline or returning capital to shareholders ✓ ✓ ✓ 23

Q3 2026 DATA OPERATIONAL A P P E N D I X 24

DATA CENTER | Q3 2026 Data Center Revenues 25 • Delivered 80% operating lease gross margin / 85% base rent gross margin in Q3 • First 25 MW of capacity fully stabilized as of May 2026 • Construction of next 25 MW underway, with first 10 MW projected to deliver November 2026 • Tenant fit-out services include the procurement and installation of customer-specific equipment, reimbursed by the tenant on a cost-plus basis Q3 2026 Q2 2026 Q/Q Revenue Gross Profit Gross Margin Revenue Gross Profit Gross Margin Revenue Gross Profit Operating Lease (Recurring) $8.3M $6.6M 80% $4.9M $4.1M 84% +69% +59% Tenant Fit Out Services $10.2M $0.6M 6% $18.3M $2.4M 13% (44%) (73%) Total $18.4M $7.2M 39% $23.2M $6.5M 28% (21%) +11% Base Rent1 (Recurring) $7.7M $6.6M 85% $4.5M $4.1M 91% +70% +60% 1. Base Rent is base rent as defined in the lease and recognized on a GAAP-basis, and excludes power reimbursement and Tenant Fit Out Services revenue and related costs.

Riot Engineering Provides a Key Competitive Advantage in the Delivery of Critical Data Center Components Riot Engineering provides significant operational synergies • ESS Metron manufactures low and medium voltage switchgear and power distribution units – critical long lead-time components • Riot engineering supporting the procurement process for our data center strategy • Drives greater control of the supply chain and creates cost savings • Derisksthe delivery of a critical data center component • Servicing and maintenance expertise leads to operational efficiencies Data center sector represents 90% of current backlog 26 $159.6 $227.0 $193.4 $177.1 $141.5 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Conversion cycle of backlog to revenue continues to improve dramatically in 2026 Engineering Backlog ($M) Engineering Revenues Continue to Increase ($M) $19.1 $21.1 $22.2 $37.3 $47.0 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026

Bitcoin Mining

Increasing Efficiency and Scale of Operations

Metric	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Q3 2026
Avg. Hash Price ($/PH/s/Day)	$56	$42	$34	$34	$35
Avg. Network Hash Rate[1]	948 EH/s	1,071EH/s	994 EH/s	957 EH/s	916 EH/s
Cost to Mine[2]	$46,324	$60,619	$44,629	$49,912	$39,265
# of BTC produced	1,406	1,324	1,473	1,587	1,637

Ending Hash Rate Capacity / Uptime[3] (%)



36.5 EH/s
38.5 EH/s
42.5 EH/s
44.4 EH/s
44.9 EH/s
86%
89%
90%
87%
87%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Ending Hash Rate Capacity

Bitcoin Mining Revenue / Gross Margin – Bitcoin Mining[2] (%)



$160.8
$131.7
$111.9
$113.7
$116.0
59%
39%
41%
30%
45%
Q3 2025
Q4 2025
Q1 2026
Q2 2026
Q3 2026
Bitcoin Mining Revenue ($ million)

1. Sourced from Blockchain.com as of September 30, 2026.
2. See Appendix slides 32-33 for definitions, terms, and reconciliations.
3. Uptime excludes intentional power curtailment related to Riot's power strategy.
4. Three months ended as of September 30, 2026.

Riot Revenue Breakdown Q3 2026[4]



26%
10%
64%
Bitcoin Mining
Data Centers
Engineering

- Q3 2026 Bitcoin Mining Revenue of $116.0M and Gross Profit – Bitcoin Mining of $51.7M
- Industry leading Bitcoin Mining margins with an Q3 2026 Cost to Mine of $39,265 due to Riot's power strategy driving an all-in cost of power of 3.2c/kWh
- Strong hash rate utilization averaging 87% in Q3 2026, partially impacted by elevated summer temperatures at both Rockdale and Corsicana driving miner downtime

RIOT

27

$45,723 $39,265 $8,608 $15,067 Q3 2026 Total Direct Costs per BTC Q3 2026 Power Credits Per BTC Q3 2026 Net Direct Costs per BTC $58,585 $46,324 $9,527 $21,788 Q3 2025 Total Direct Costs per BTC Q3 2025 Power Credits Per BTC Q3 2025 Net Direct Costs per BTC Q3 2025 vs. Q3 2026 Cost to Mine per BTC Q3 2025 1 1,406 BTC Mined Avg. BTC Price of $114,361 Q3 2026 2 1,637 BTC Mined Avg. BTC Price of $70,855 28 1.Three months ended as of September 30, 2025. See Appendix on slides 32-33 for definitions, terms, and reconciliations. 2.Three months ended as of September 30, 2026. See Appendix on slides 32-33 for definitions, terms, and reconciliations. Despite BTC Mining Headwinds, Low Cost to Mine Drives Continued Profitability • Average global network hash rate down 3% in Q3 2026 vs Q3 2025 • Global network hash rate avg. 916 EH/s in Q3 2026 versus 948 EH/s in Q3 2025 • ‘Non-Power’ includes direct labor, miner insurance, miner and miner-related equipment repair, land lease, property taxes, network costs and other utilities expenses • Riot’s power strategy generated significant power curtailment credits of $24.7 million in Q3 2026, driving an all-in cost of power of 3.2c/kWh • Equates to $15,067 per BTC for the quarter Non-Power Power Non-Power Power

$19.1 $21.1 $22.2 $37.3 $47.0 28% 26% 18% 28% 15% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 • Since the acquisition of ESS Metron in December of 2021, Riot has already realized $26.1M in capex savings alone • Backlog of $141.5M, with more than 90% of this backlog originating from the data center sector • Strategically holding back capacity for Riot data center growth and continued integration of the Riot platform Cumulative Capex Savings to Riot Backlog Revenue / Gross Margin (%) 29 Engineering –A Key Component of Riot’s Vertical Integration Strategy 1. Three months ended as of September 30, 2026. $4.8 $9.8 $12.2 $22.3 $26.1 Q3 2022 Q3 2023 Q3 2024 Q3 2025 Q3 2026 $159.6 $227.0 $193.4 $177.1 $141.5 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Riot Revenue Breakdown Q3 2026 1 64% 10% 26% Bitcoin Mining Data Centers Engineering

Company Profile 30 COMPANY SNAPSHOT Headquarters Denver, Colorado – ESS Metron Houston, Texas – E4A Solutions Employees 244 – ESS Metron 60 – E4A Solutions Key Leadership Beck Jonson, CEO – ESS Metron Alexandre Chacara, CEO – E4A Solutions Acquisition Dates December 2021 – ESS Metron December 2024 – E4A Solutions ESS METRON KEY OFFERINGS Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Revenue $19.1 $21.1 $22.2 $37.3 $47.0 % growth - 10.5% 5.2% 68.0% 26.0% Gross Profit $5.4 $5.6 $4.0 $10.3 $7.1 % margin 28.2% 26.4% 18.2% 27.5% 15.0% SUMMARY FINANCIALS ($M) SELECT CLIENTS MANUFACTURING Designs and manufactures power distribution equipment and engineered-to-order electrical products for large-scale industrial and governmental clients across the data center, power generation, utility, water, industrial, and alternative energy markets E4A SOLUTIONS KEY OFFERINGS SERVICES Provides electrical engineering solutions and services supporting the full lifecycle of electrical infrastructure, from design and engineering to commissioning and ongoing operations & maintenance R I O T E N G I N E E R I N G

Q3 2026 DATA FINANCIAL A P P E N D I X 31

Definitions, Terms, and Reconciliations (Unaudited)

COST OF POWER

The Company defines Cost of Power as the cost of power directly used in the process of mining Bitcoin, less power curtailment credits, divided by kilowatt ("kWh") hours used

	Three Months Ended					Nine Months Ended	
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026	September 30, 2025
Total Cost of Power	$ 82,370	$ 75,027	$ 72,317	$ 73,499	$ 74,849	$ 220,665	$ 206,369
less: Power curtailment credits	(30,634)	(9,981)	(21,023)	(10,054)	(24,664)	(55,741)	(46,748)
Net Cost of Power	$ 51,736	$ 65,046	$ 51,294	$ 63,445	$ 50,185	$ 164,924	$ 159,621
kWh used	1,538,273,540	1,592,798,508	1,669,276,467	1,735,496,392	1,588,456,523	4,993,229,382	4,993,229,382
Cost of Power (c/kWh)	**$ 3.4**	**$ 4.1**	**$ 3.1**	**$ 3.7**	**$ 3.2**	**$ 3.3**	**$ 3.2**

COST TO MINE

The Company defines Cost to Mine as the direct cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as calculated in the table below

	Three Months Ended					Nine Months Ended	
	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	September 30, 2026	September 30, 2025
Cost of power for self-mining operations	$ 82,370	$ 75,027	$ 72,317	$ 73,499	$ 74,849	$ 220,665	$ 206,369
Other direct cost of revenue for self-mining operations[1][2], excluding Bitcoin miner depreciation	13,395	15,226	14,445	15,765	14,091	44,301	42,389
Cost of revenue for self-mining operations, excluding Bitcoin miner depreciation	95,765	90,253	86,762	89,264	88,940	264,966	248,758
Less: power curtailment credits[3]	(30,634)	(9,981)	(21,023)	(10,054)	(24,664)	(55,741)	(46,748)
Cost of revenue for self-mining operations, net of power curtailment credits, excluding Bitcoin miner depreciation	65,131	80,272	65,739	79,210	64,276	209,225	202,010
Bitcoin miner depreciation	60,106	60,154	76,086	64,622	64,728	205,436	177,420
Cost of revenue for self-mining operations, net of power curtailment credits, including Bitcoin miner depreciation	$ 125,237	$ 140,426	$ 141,825	$ 143,832	$ 129,004	$ 414,661	$ 379,430
Quantity of Bitcoin mined	1,406	1,324	1,473	1,587	1,637	4,697	4,362
Production value of one Bitcoin mined[4]	$ 114,361	$ 99,482	$ 75,964	$ 71,667	$ 70,855	$ 72,732	$ 101,912
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation	**$ 46,324**	**$ 60,619**	**$ 44,629**	**$ 49,912**	**$ 39,265**	**$ 44,544**	**$ 46,311**
Cost to mine one Bitcoin, excluding Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	40.5%	60.9%	58.8%	69.6%	55.4%	61.2%	45.4%
Cost to mine one Bitcoin, including Bitcoin miner depreciation	$ 89,074	$ 106,045	$ 96,283	$ 90,631	$ 78,805	$ 88,282	$ 86,985
Cost to mine one Bitcoin, including Bitcoin miner depreciation, as a % of production value of one Bitcoin mined	77.9%	106.6%	126.7%	126.5%	111.2%	121.4%	85.4%

1. Other direct cost of revenue includes compensation, insurance, repairs, and ground lease rent and related property tax.
2. Costs to finance the purchase of miners were zero in all periods presented as the miners were paid for with cash from the Company's cash balance. The seller did not provide any financing, nor did the Company borrow from a third-party to purchase the miners.
3. Power curtailment credits are credited against our power invoices as a result of temporarily pausing our operations to participate in ERCOT's Demand Response Service Programs. Our fixed-price power purchase contracts enable us to strategically curtail our mining operations and participate in these programs, which significantly lower our cost to mine bitcoin. These credits are recognized in Power Curtailment Credits on our Consolidated Statement of Operations, outside of cost of revenue.
4. Computed as revenue recognized from bitcoin mined divided by the quantity of bitcoin mined during the same period.

32

Definitions, Terms, and Reconciliations (Unaudited)

GROSS PROFIT

The Company defines Gross Profit as Fully Costed Gross Profit plus Power Curtailment Credits plus Depreciation and Amortization expense. The Company defines Fully Costed Gross Profit as Revenue less Cost of Revenue (excluding Depreciation and Amortization)

GROSS MARGIN

The Company defines Gross Margin as Gross Profit divided by Revenue

Net Operating Income

The Company defines Net Operating Income ("NOI") as Revenue less Cost of revenue, excluding depreciation and amortization. The Company uses this metric to evaluate the expected economics of its individual data center leases

NOI Margin

The Company defines NOI Margin as NOI divided by Revenue

	Three Months Ended					Nine Months Ended September 30,	
Riot Platforms, Inc.:	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026	2026	2025
Revenue	$ 180,229	$ 152,831	$ 167,219	$ 174,235	$ 181,426	$ 522,880	$ 494,604
less Bitcoin Mining Cost of revenue	(95,765)	(90,253)	(86,762)	(89,264)	(88,940)	(264,966)	(248,758)
less Data Center Cost of revenue	-	-	(30,773)	(16,700)	(11,181)	(58,654)	-
less Engineering Cost of revenue	(13,707)	(15,522)	(18,141)	(27,030)	(39,951)	(85,122)	(35,371)
less Other Cost of revenue	-	-	-	-	-	-	(11,971)
less Depreciation and amortization expense	(82,929)	(102,759)	(97,734)	(97,784)	(123,921)	(319,439)	(244,052)
Fully Costed Gross Profit	**$ (12,172)**	**$ (55,703)**	**$ (66,191)**	**$ (56,543)**	**$ (82,567)**	**$ (205,301)**	**$ (45,548)**
plus Power curtailment credits	30,634	9,981	21,023	10,054	24,664	55,741	46,748
plus Depreciation and amortization	82,929	102,759	97,734	97,784	123,921	319,439	244,052
Gross Profit	**$ 101,391**	**$ 57,037**	**$ 52,566**	**$ 51,295**	**$ 66,018**	**$ 169,879**	**$ 245,252**
Gross Margin	**56.3%**	**37.3%**	**31.4%**	**29.4%**	**36.4%**	**32.5%**	**49.6%**
Bitcoin Mining:							
Bitcoin Mining Revenue	$ 160,792	$ 131,736	$ 111,895	$ 113,736	$ 115,990	$ 341,621	$ 444,540
less Bitcoin Mining Cost of revenue	(95,765)	(90,253)	(86,762)	(89,264)	(88,940)	(264,966)	(248,758)
less Depreciation and amortization expense of Bitcoin miners	(60,106)	(60,154)	(76,086)	(64,622)	(64,728)	(205,436)	(177,420)
Fully Costed Gross Profit - Bitcoin Mining	**$ 4,921**	**$ (18,671)**	**$ (50,953)**	**$ (40,150)**	**$ (37,678)**	**$ (128,781)**	**$ 18,362**
plus Power curtailment credits	30,634	9,981	21,023	10,054	24,664	55,741	46,748
plus Depreciation and amortization expense of Bitcoin miners	60,106	60,154	76,086	64,622	64,728	205,436	177,420
Gross Profit - Bitcoin Mining	**$ 95,661**	**$ 51,464**	**$ 46,156**	**$ 34,526**	**$ 51,714**	**$ 132,396**	**$ 242,530**
Gross Margin - Bitcoin Mining	**59.5%**	**39.1%**	**41.2%**	**30.4%**	**44.6%**	**38.8%**	**54.6%**
Data Center:							
Data Center Revenue	$ -	$ -	$ 33,150	$ 23,213	$ 18,429	$ 74,792	$ -
less Data Center Cost of revenue	-	-	(30,773)	(16,700)	(11,181)	(58,654)	-
less Depreciation and amortization expense	-	-	(212)	(574)	(1,150)	(1,936)	-
Fully Costed Gross Profit - Data Center	**$ -**	**$ -**	**$ 2,165**	**$ 5,939**	**$ 6,098**	**$ 14,202**	**$ -**
plus Depreciation and amortization expense	-	-	212	574	1,150	1,936	-
Gross Profit - Data Center	**$ -**	**$ -**	**$ 2,377**	**$ 6,513**	**$ 7,248**	**$ 16,138**	**$ -**
Gross Margin - Data Center	**-**	**-**	**7.2%**	**28.1%**	**39.3%**	**21.6%**	**0.0%**
Data Center - Operating Leases:							
Data Center Operating Lease Revenue	$ -	$ -	$ 927	$ 4,895	$ 8,256	$ 14,078	$ -
less Data Center Operating Lease Cost of revenue	-	-	(85)	(775)	(1,647)	(2,507)	-
less Depreciation and amortization expense	-	-	(212)	(574)	(1,150)	(1,936)	-
Fully Costed Gross Profit - Data Center - Operating Leases	**$ -**	**$ -**	**$ 630**	**$ 3,546**	**$ 5,459**	**$ 9,635**	**$ -**
plus Depreciation and amortization expense	-	-	212	574	1,150	1,936	-
Gross Profit - Data Center - Operating Leases	**$ -**	**$ -**	**$ 842**	**$ 4,120**	**$ 6,609**	**$ 11,571**	**$ -**
Gross Margin - Data Center - Operating Leases	**-**	**-**	**90.8%**	**84.2%**	**80.0%**	**82.2%**	**0.0%**
Data Center - Tenant Fit-Out Services:							
Data Center Tenant Fit-Out Services Revenue	$ -	$ -	$ 32,222	$ 18,318	$ 10,173	$ 60,714	$ -
less Data Center Tenant Fit-Out Services Cost of revenue	-	-	(30,688)	(15,925)	(9,534)	(56,147)	-
less Depreciation and amortization expense	-	-	-	-	-	-	-
Fully Costed Gross Profit - Data Center - Tenant Fit-Out Services	**$ -**	**$ -**	**$ 1,534**	**$ 2,393**	**$ 639**	**$ 4,567**	**$ -**
plus Depreciation and amortization expense	-	-	-	-	-	-	-
Gross Profit - Data Center - Tenant Fit-Out Services	**$ -**	**$ -**	**$ 1,534**	**$ 2,393**	**$ 639**	**$ 4,567**	**$ -**
Gross Margin - Data Center - Tenant Fit-Out Services	**-**	**-**	**4.8%**	**13.1%**	**6.3%**	**7.5%**	**0.0%**
Engineering:							
Engineering Revenue	$ 19,097	$ 21,095	$ 22,174	$ 37,286	$ 47,007	$ 106,467	$ 43,593
less Engineering Cost of revenue	(13,707)	(15,522)	(18,141)	(27,030)	(39,951)	(85,122)	(35,371)
less Depreciation and amortization expense	(1,237)	(1,340)	(1,275)	(1,305)	(1,423)	(4,003)	(2,562)
Fully Costed Gross Profit - Engineering	**$ 4,153**	**$ 4,233**	**$ 2,758**	**$ 8,951**	**$ 5,633**	**$ 17,342**	**$ 5,660**
plus Depreciation and amortization	1,237	1,340	1,275	1,305	1,423	4,003	2,562
Gross Profit - Engineering	**$ 5,390**	**$ 5,573**	**$ 4,033**	**$ 10,256**	**$ 7,056**	**$ 21,345**	**$ 8,222**
Gross Margin - Engineering	**28.2%**	**26.4%**	**18.2%**	**27.5%**	**15.0%**	**20.0%**	**18.9%**

RIOT

33

Q3 2026 Statement of Operations (Unaudited) 34

Q3 2026 Balance Sheet (Unaudited) 35

Non-GAAP Adjusted EBITDA (Unaudited) 36 * Indicates Non-GAAP measure. We use Adjusted EBITDA to eliminate the effects of certain non-cash and/or non-recurring items, that do not reflect our ongoing strategic business operations. Adjusted EBITDA is provided in addition to, and not as a substitute for, or as superior to, the comparable GAAP measure, Net Income. For a full reconciliation of the Non-GAAP measures we use to their comparable GAAP measures, see the discussion under the heading “Non-GAAP Measures”, under Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our September 30, 2026, Form 10-Q.

Riot Currently Trades Among the Lowest EV / MW Multiples in the Sector EV / 2027 Available MW ($M) 1,2 $5.0 $3.8 $3.2 $3.1 $2.9 $2.4 $2.2 $1.7 $1.2 $1.2 1. Sourced from FactSet as of November 2, 2026. Cash & Cash Equivalents, LT Debt, and BTC value used in calculation as of June 30, 2026. 2. Sourced from company filings, company presentations, press releases, management commentary, and S&P-451 Data Center Knowledge Base (DCKB). Includes only power capacity that is currently operational and under construction in North America. 37